Exhibit 10.1

AMENDMENT NUMBER ONE

to the

LOAN AND SECURITY AGREEMENT

dated as of December 4, 2015

between

BARCLAYS BANK PLC

and

PENNYMAC LOAN SERVICES, LLC

and

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 26th day of February, 2016, by and between Barclays Bank PLC (the “Lender”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and PennyMac Loan Services, LLC (the “Borrower”), to that certain Loan and Security Agreement, dated as of December 4, 2015 (as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between the Lender, the Guarantor and the Borrower.

WHEREAS, the Lender, the Guarantor and the Borrower have agreed to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

(a) Schedule I of the Agreement is hereby amended by deleting the defined term “Available Facility Amount” in its entirety and replacing it with the following:

“Available Facility Amount” means $100,000,000; provided however that at no time may the Outstanding Aggregate Loan Amount exceed:

(A) the Borrowing Base; or

(B) the amount that, when added to the aggregate principal amounts outstanding under the Repo Agreement and the Aggregate EPF Purchase Price, would equal the Maximum Aggregate Purchase Price (as such terms are defined in the Repo Agreement).

(b) Schedule I of the Agreement is hereby amended by inserting the following defined term “Non-Usage Fee” in appropriate alphabetical order:

“Non-Usage Fee” has the meaning assigned to it in the Pricing Side Letter.

(c) Schedule 5.02 (Conditions Precedent to Each Loan) is hereby amended to add a new subsection “(l)” as follows:

(l) Lender shall have received any Non-Usage Fee then due and owing pursuant to Section 5 of the Pricing Side Letter in immediately available funds, and without deduction, set-off or counterclaim.

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SECTION 2. Fees and Expenses. Borrower agrees to pay to Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Lender incurred in connection with this Amendment, in accordance with Section 3.03 of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Lender to execute and deliver this Amendment, each of the Guarantor and the Borrower hereby represents to Lender that as of the date hereof, (i) each of the Guarantor and the Borrower is in full compliance with all of the terms and conditions of the Facility Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Facility Documents.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall be applicable).

SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8. Miscellaneous.

(a) This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b) The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Lender, the Guarantor and the Borrower have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
as Lender

By: /s/ Ellen Kiernan______________________
Name: Ellen Kiernan
Title: Director

PENNYMAC LOAN SERVICES, LLC,
as Borrower

By:/s/ Pamela Marsh______________________
Name: Pamela Marsh
Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,
as Guarantor

By: /s/ Pamela Marsh_____________________
Name: Pamela Marsh
Title: Managing Director, Treasurer

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